UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2008

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat	N/A
Curaçao
Netherlands Antilles
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Definitive Material Agreement.

On September 29, 2008, Orthofix Holdings, Inc. (“Orthofix Holdings”), together with Orthofix International N.V. (the “Company”), and certain domestic and foreign direct and indirect subsidiaries of the Company (together with the Company, the “Guarantors”) entered into the First Amendment (the “First Amendment”) to their existing Credit Agreement (the “Credit Agreement”), dated September 22, 2006, with Wachovia Bank, National Association (“Wachovia”), as Administrative Agent on behalf of the Lenders under the Credit Agreement.  The First Amendment is further described under Item 2.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 29, 2008, Orthofix Holdings, together with the Company and the other Guarantors, entered into the First Amendment to the Credit Agreement with Wachovia, as Administrative Agent on behalf of the Lenders under the Credit Agreement.

The following is a summary of certain of the amendments to the Credit Agreement contained in the First Amendment:

(a)
revisions to the leverage ratio requirement that relax such requirements during specified fiscal quarters, and revisions to the definition of “Consolidated EBITDA” and the definition of “Excess Cash Flow.”

(b)	increases in the dollar amounts of asset sales that can be made without Lender consent;

(c)	increases in certain investments that can be made, certain indebtedness than can be incurred and certain liens that can be agreed to without Lender consent;

(d)	provisions that enable Orthofix Holdings to obtain certain credit in specified foreign currencies;

(e)	an increase in the interest rate applicable to all revolving loans and term loans; and

(f)	the payment of arranger fees to Wachovia Capital Markets LLC and payment of upfront fees to Lenders approving the amendment.

As further described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, amounts outstanding under the Credit Agreement’s term loan facility, which totaled $292.4 million as of June 30, 2008, have a floating interest rate of the London Inter-Bank Offered Rate (“LIBOR”) plus an applicable margin. As a result of the First Amendment, the currently applicable margin has increased from 1.75% to 4.50%.

The foregoing description does not constitute a complete summary of the terms of the First Amendment and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Form 10-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1
First Amendment to Credit Agreement, dated September 29, 2008, by and among Orthofix Holdings, Inc., Orthofix International N.V., certain domestic subsidiaries of Orthofix International N.V., Colgate Medical Limited, Victory Medical Limited, Swiftsure Medical Limited, Orthofix UK Ltd, and Wachovia Bank, National Association, as administrative agent on behalf of the Lenders under the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOFIX INTERNATIONAL N.V.

By:	/s/ Alan W. Milinazzo
Alan W. Milinazzo
Group President and Chief Executive Officer

Date: September 29, 2008